                                                                    EXHIBIT 99.2

STOCK ORDER FORM &                                           HOME CITY FINANCIAL
CERTIFICATE FORM                                                 CORPORATION

Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.
--------------------------------------------------------------------------------
DEADLINE
The Subscription and Community Offering ends at 5:00 p.m., Springfield, Ohio time XXXX xx, 1996. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
--------------------------------------------------------------------------------
NUMBER OF SHARES
     (1) Number of Shares           Price Per Share        (2) Total Amount Due
 ---------------------------                              ----------------------
|                           |   x        $10.00     =    |                     |
 ---------------------------                              ----------------------
THE MINIMUM NUMBER OF SHARES THAT A PERSON MAY SUBSCRIBE FOR IS 25 and the maximum purchase is 1% of the total number of shares sold in the Offering (up to xx,xxx shares, based on anticipated sales of xxx,xxx shares). No person, together with his Associates and other persons acting in concert with him, may purchase in the Community Offering more than 1% of the total shares sold in the Offering and no person, together with his associates and other persons acting in concert with him, may purchase in the Subscription Offering more than 2% of the total Common Shares sold in the offering (up to xx,xxx shares, based on anticipated sales of xxx,xxx shares).
--------------------------------------------------------------------------------
METHOD OF PAYMENT                       | PURCHASER INFORMATION
(3) / / Enclosed is a check, bank draft | (5) / / Check here if you are a
        or money order payable to Home  |         director, officer or employee
        City Financial Corporation for  |         of Home City Federal Savings
        $_____________ (or cash if      |         Bank of Springfield or a
        presented in person).           |         member of such person's
                                        |         immediate family.
(4) / / I authorize Home City Federal   |     / / Check here if you are a
        Savings Bank of Springfield to  |         depositor or a borrower and
        make withdrawals from my Home   |         enter below information for
        City Federal Savings Bank of    |         all accounts you had at the
        Springfield account(s) shown    |         Eligibility Record Date
        below, and understand that the  |         (June 30, 1995), Supplemental
        amounts will not otherwise be   |         Eligibility Record Date
        available for withdrawal        |         (September 30, 1996) or the
        (there is no penalty for an     |         Voting Record Date (XXXX,
        early CD withdrawal):           |         1996). If additional space is
                                        |         needed, please utilize the
ACCOUNT NUMBER(S)      |    AMOUNTS     |         back of this form. Please
                       |                |         confirm account(s) by
---------------------- | -------------  |         initialing here. _____________
                       |                |
---------------------- | -------------  |  ACCOUNT TITLE      | ACCOUNT NUMBER
                       |                |  (Names on Accounts)|
---------------------- | -------------  |                     |
                       |                |                     |
---------------------- | -------------  |  ------------------ | ----------------
                       |                |                     |
      TOTAL WITHDRAWAL | -------------  |  ------------------ | ----------------
--------------------------------------------------------------------------------
(6) STOCK REGISTRATION
      / / Individual     / / Uniform Transfer to Minors  / / Partnership
      / / Joint Tenants  / / Uniform Gift to Minors      / / Individual
                                                              Retirement Account
      / / Tenants in     / / Corporation                 / / Fiduciary/Trust
           Common                                             (Under Agreement
                                                              Dated____________)
--------------------------------------------------------------------------------
Name                                    | Social Security or Tax I.D.
                                        |
--------------------------------------------------------------------------------
Name                                    | Daytime Telephone
                                        |
--------------------------------------------------------------------------------
Street Address                          | Evening Telephone
                                        |
-------------------------------------------------------------------------------
City                State        Zip    | County of Residence
                                        |
-------------------------------------------------------------------------------
NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

/ / Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
-------------------------------------------------------------------------------
ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated XXXX xx, 1996, and understand I may not change or revoke my order once it is received by Home City Financial Corporation. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Home City Financial Corporation will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out his item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. BY SIGNING BELOW, I ALSO ACKNOWLEDGE THAT I HAVE NOT WAIVED ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AND THE SECURITIES EXCHANGE ACT OF 1934.
-------------------------------------------------------------------------------
SIGNATURE Sign and date this form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. If you need help completing this Form, you may call the Conversion Information Center at (513) 324-3830.

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
   ----------------------------------------------------------------------
  | Signature                Title (if applicable)            Date       |
  |                                                                      |
   ----------------------------------------------------------------------
  | Signature                Title (if applicable)            Date       |
  |                                                                      |
   ----------------------------------------------------------------------
------------------------------------------------------------------------------
 ----------------------------------------------  CONVERSION INFORMATION CENTER
|                  OFFICE USE                  |      63 West Main Street
|                                              |       Springfield, Ohio
| Date Rec'd__/__/__ Order#________ Batch#____ |        (513) 324-3830
| Check#____________ Category______            |
| Amount $__________ Initials______            |
 ----------------------------------------------

                        HOME CITY FINANCIAL CORPORATION


STOCK OWNERSHIP GUIDE
--------------------------------------------------------------------------------
Instructions: See your legal advisor if you are unsure about the correct registration of your shares.

INDIVIDUAL - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When shares are to be held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. Home City Federal Savings Bank of Springfield does not offer a self-directed IRA. Please contact the Conversion Information Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred by these transactions.

UNIFORM GIFT TO MINORS - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the Individual states. For either ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, OH. Use the minor's Social Security Number. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase shares. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights the Corporation/Partnership must have an account in the legal name. Please contact the Conversion Information Center to verify depositor rights and purchase limitations.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of shares in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

DEFINITION OF ASSOCIATE
--------------------------------------------------------------------------------

The term "associate" of a person defined to mean (a) any corporation or other organization (other than Home City) of which such person is an officer, partner, or directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Home City.

                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)


  I ACKNOWLEDGE THAT THE COMMON SHARES, NO PAR VALUE PER SHARE ("COMMON SHARES"), OF HOME CITY FINANCIAL CORPORATION ("HOME CITY") ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY HOME CITY OR THE FEDERAL GOVERNMENT.

  If anyone asserts that the Common Shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

  I further certify that, before purchasing the Common Shares of Home City, I received a copy of the Prospectus dated, XXXXX xx, 1996 which discloses the nature of the Common Shares being offered thereby and describes the following risks involved in an investment in the Common Shares under the heading "Risk Factors" beginning on page X of the Prospectus:

        1. Interest Rate Risk

        2. Limited Market for the Common Shares

        3. Possible Inadequacy of the Allowance for Loan Losses

        4. Legislation and Regulation Which May Adversely Affect Home City's Earnings

        5. Controlling Influence of Management and Anti-Takeover Provisions Which May Discourage Sales of Common Shares for Premium Prices

        6. Possible Adverse Effects if Preferred Shares Are Issued

        7. Risk of Delayed Offering

        8. Dilutive Effect of Increase in Valuation Range

        9. Dilutive Effect of Purchases by the ESOP and the RRP


 __________________________________         __________________________________
| Signature                        |       | Signature                        |
|                                  |       |                                  |
|__________________________________|       |__________________________________|

(Note: If shares are to be held jointly, both parties must sign)
                                         ----



Date: ____________________________

                        HOME CITY FINANCIAL
                            CORPORATION


ITEM INSTRUCTION
--------------------------------------------------------------------------------

ITEMS 1 AND 2 -
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase by any person is 1% of the total number of shares sold in the Offering (up to xx,xxx shares, based on anticipated sales of xxx,xxx). No person, together with associates of and persons acting in concert with such person, may purchase in the Subscription Offering more than 2% of the total number of shares in the Offering (up to xx,xxx shares, based on anticipated sales of xxx,xxx) and no person, together with Associates of and persons acting in concert with such person, may purchase in the Community Offering more than 1% of the total number of shares sold in the Offering (up to xx,xxx shares, based on anticipated sales of xxx,xxx).

The Home City Federal Savings Bank of Springfield has reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Home City Financial Corporation. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Home City Federal Savings Bank of Springfield. Your funds will earn interest at Home City Federal Savings Bank of Springfield's passbook rate, currently 2.50% per annum.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Home City Federal Savings Bank of Springfield, insert the account number(s) and the Amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase shares. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest in the passbook rate.

ITEM 5 - Please check this box if you were a depositor on the Eligibility Record Date (June 30, 1995), and/or a depositor on the Supplemental Eligibility Record Date (September 30, 1996) or a depositor or borrower on the Voting Record Date (XXXX XX, 1996) and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

ITEMS 6 and 7 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Home City Financial Corporation common shares. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's name.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

      Account Title (Names on Account(s)       Account Number
      ____________________________________________________________________
     |                                      |                             |
     | ------------------------------------ |                             |
     | _____________________________________|____________________________ |
     |                                      |                             |
     | ------------------------------------ |                             |
     | _____________________________________|____________________________ |
     |                                      |                             |
     | ------------------------------------ |                             |
     | _____________________________________|____________________________ |
     |                                      |                             |
     | ------------------------------------ |                             |
     | _____________________________________|____________________________ |